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                                  EXHIBIT 12.1
          COMPUTATION OF RETURN ON AVERAGE COMMON SHAREHOLDERS' EQUITY


FOR THE THREE MONTHS ENDED MARCH 31, 1997


                                          SHAREHOLDERS' EQUITY
                                     ----------------------------  NUMBER
                                        TOTAL            COMMON    OF DAYS          TOTAL              COMMON
                                      ----------       ----------  -------       -------------      -------------
         January 1, 1997              89,220,449       64,595,576    14          1,249,086,286        904,338,064
         January 15, 1997             89,861,130       65,236,257     9            808,750,170        587,126,313
         January 24, 1997             89,863,767       65,238,894    22          1,977,002,874      1,435,255,668
         February 15, 1997            90,682,794       66,057,921    12          1,088,193,528        792,695,052
         February 27, 1997            90,696,354       66,071,481    16          1,451,141,664      1,057,143,696
         March 15, 1997               91,510,773       66,885,900    16          1,464,172,368      1,070,174,400
         March 31, 1997               86,834,771       62,209,898     1             86,834,771         62,209,898
                                                                            --------------------------------------


         Total                                                       90          8,125,181,661      5,908,943,091

         Divide by Number of Days                                                           90                 90
                                                                            --------------------------------------

         Average                                                                    90,279,796         65,654,923
                                                                            --------------------------------------

         Net Income Available to Common Shares                                                          $1,803,000

         Divide by Average Common Shareholders' Equity                                                  65,654,923
                                                                                                       -----------

         Return on Average Common Shareholders' Equity                                                      11.14%
                                                                                                       ===========